UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 8, 2007
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
February 8, 2007 — Tbilisi, Georgia — CanArgo Energy Corporation (OSE: CNR, AMEX:CNR) today provided an update on its operations activities in Georgia.
The Kumisi #1 well has now commenced drilling. This well which is being drilled with a CanArgo rig is an appraisal well to the West Rustavi #16 Cretaceous gas condensate discovery made in Soviet times. Seismic data shot by CanArgo indicates a potentially large structure may be present and test data from the discovery well indicates that reservoir productivity should be good. This prospect is situated just to the south of the capital city, Tbilisi, close to the Rustavi industrial complex, the Gardabani thermal power plant and the route of the new South Caucasus gas trunkline. The well is expected to reach total depth of 12,140 feet (3,700 metres) in late June.
The government of Georgia, in accordance with a memorandum of understanding signed by the Ministry of Energy and a CanArgo subsidiary in March 2006, has committed to purchase any gas discovered at Kumisi, within the Nazvrevi / Block XIII Production Sharing Contract area on a take-or-pay basis and agreed commercial terms with security for payment.
At the Manavi M12 location, the Saipem drilling rig has now been demobilised from the site and preparations have commenced for the acid stimulation of the reservoir and the resumption of the testing program. FracTech Ltd., a UK company providing independent well completion and stimulation laboratory testing, design and consultancy services, and Schlumberger well completions experts have been consulted and have advised on the chemicals for the test. These chemicals are being sourced in Europe and Asia and are expected to be in Georgia by early March. The stimulation itself will be performed through coiled tubing and this unit is expected to be available by the end of the month. A number of acid treatments may be required which will take approximately two to three weeks to complete before the effectiveness of the stimulation can be determined. If necessary, it would be planned to follow this with a hydraulic fracturing program in order to fully eliminate the potential formation damage. If the contingent hydraulic fracturing program is deemed to be required, it will be necessary to bring in specialist equipment to Georgia, and the Company is currently ascertaining the availability of such equipment.
In the meantime, well head pressure continues to build up at the M12 well which is opened periodically and flowed to the pit in order to assist in the clean up process. From time to time this flow is accompanied by a gas flare with black oil recovered at the surface. Analysis of the oil has shown it to be a light, 40o API, sweet crude.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia and in the Republic of Kazakhstan.
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated February 8, 2007 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: February 12, 2007	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary